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                                                                    Exhibit 21.1


                LIST OF SUBSIDIARIES OF RSL COMMUNICATIONS, LTD.

                                                              STATE OR OTHER
                                                              JURISDICTION OF
                                                              INCORPORATION
    NAME                                                      OR ORGANIZATION
    ----                                                      ---------------

1.  RSL Communications PLC                                    United Kingdom
2.  International Telecommunications Group, Ltd.              Delaware
3.  RSL COM U.S.A., Inc.                                      Delaware
4.  RSL COM PrimeCall, Inc.                                   Delaware
5.  RSL COM Europe, Ltd.                                      United Kingdom
6.  RSL COM France S.A.                                       France
7.  RSL COM Deutschland GmbH                                  Germany
8.  Belnet Nederlands B.V.                                    Netherlands
9.  RSL COM Denmark B.V.                                      Netherlands
10. RSL COM UK Ltd.                                           United Kingdom
11. RSL COM Finland OY                                        Finland
12. RSL COM Sweden AB                                         Sweden
13. RSL COM Asia, Ltd.                                        Hong Kong
14. RSL COM Australia Pty Ltd.                                Australia
15. RSL COM Japan K.K.                                        Japan